                                                                Exhibit 11

                          CHECKMATE ELECTRONICS, INC.

                      COMPUTATION OF  PER SHARE EARNINGS
                     (in thousands, except per share data)
                                  (Unaudited)

                                                 Three months ended      Nine months ended
                                                    September 30,           September 30,
                                                 ------------------      -----------------
                                                   1997      1996          1997     1996
                                                 -------- ---------      -------- --------
PRIMARY:
Weighted average common shares
  outstanding during the period                     5,398     5,178         5,336    5,129

Net effect of dilutive stock options and stock
  warrants - based on the treasury stock
  method using the average market price                10       478             0      480
                                                  -------  --------       -------  -------

Total common and common equivalent shares           5,408     5,656         5,336    5,609
                                                  =======  ========       =======  =======

Net income (loss)                                 $   151  $    168       $  (327) $ 1,888
                                                  =======  ========       =======  =======

Net income (loss) per share                       $  0.03  $   0.03       $ (0.06) $  0.34
                                                  =======  ========       =======  =======

FULLY DILUTED:
Weighted average common shares
  outstanding during the period                     5,398     5,178         5,336    5,129

Net effect of dilutive stock options and stock
  warrants - based on the treasury stock
  method using the ending market price,
  if higher than the average market price              10       522             0      522
                                                  -------  --------       -------  -------

Total common and common equivalent shares           5,408     5,700         5,336    5,651
                                                  =======  ========       =======  =======

Net income (loss)                                 $   151  $    168       $  (327) $ 1,888
                                                  =======  ========       =======  =======

Net income (loss) per share                       $  0.03  $   0.03       $ (0.06) $  0.33
                                                  =======  ========       =======  =======